EXHIBIT 21.1


                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

                      SUBSIDIARIES AS OF DECEMBER 29, 2001

                                       JURISDICTION OF           PERCENT VOTING
NAME OF SUBSIDIARY                      INCORPORATION           SECURITIES OWNED
------------------                     ---------------          ----------------
Appliance Recycling Centers of
  America-California, Inc.               California                     100%

ARCA of St. Louis, Inc.                  Missouri                       100%